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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY



                                                                                Jurisdiction              % of
                                                                                     of               Voting Stock
                                                                               Incorporation         or Partnership
                                                                                     or              Interest Owned
                            Name of Subsidiary                                  Organization            by Company
                            ------------------                                  ------------          ---------------
 Bowater Mersey Paper Company Limited  . . . . . . . . . . . . . . . . .            Nova Scotia            49%
 Capitol Fiber, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . .            Maryland               80%
 Coast TV Cable, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . .            Mississippi           100%
 Coastal Bend Cablevision Corp.  . . . . . . . . . . . . . . . . . . . .            Texas                 100%
 Digital Ink Co.   . . . . . . . . . . . . . . . . . . . . . . . . . . .            Delaware              100%
         The Photo Store LLC   . . . . . . . . . . . . . . . . . . . . .            Maryland               50%
 The Gazette Newspapers, Inc.  . . . . . . . . . . . . . . . . . . . . .            Maryland              100%
 I.H.T. Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . .            Delaware               50%
         International Herald Tribune S.A.   . . . . . . . . . . . . . .            France             33-1/3%
 International Hearld Tribune S.A.   . . . . . . . . . . . . . . . . . .            France             33-1/3%
 Legi-Slate, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .            Delaware              100%
         State Capital Strategies, Inc.    . . . . . . . . . . . . . . .            Delaware              100%
 Los Angeles Times-Washington Post News
     Service, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . .            D.C.                   50%
 Marks Cablevision of Green, Incorporated  . . . . . . . . . . . . . . .            Ohio                  100%
 Newsprint, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .            Virginia              100%
         Bear Island Paper Company   . . . . . . . . . . . . . . . . . .            Virginia               35% (a)
         Bear Island Timberlands Company   . . . . . . . . . . . . . . .            Virginia               35% (a)
 Newsweek, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            New York              100%
         Newsweek Services, Inc.   . . . . . . . . . . . . . . . . . . .            Delaware              100%
         Newsweek Services (Canada), Inc.    . . . . . . . . . . . . . .            Delaware              100%
 Omnicom Cablevision of Illinois, Inc.   . . . . . . . . . . . . . . . .            Illinois              100%
 Post-Newsweek Cable, Inc.   . . . . . . . . . . . . . . . . . . . . . .            Delaware              100%
 Post-Newsweek Cable of California, Inc.   . . . . . . . . . . . . . . .            California            100%
 Post-Newsweek Cable of North Dakota, Inc.   . . . . . . . . . . . . . .            Delaware              100%
 Post-Newsweek Pacific Cable, Inc.   . . . . . . . . . . . . . . . . . .            California            100%

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         (a) Limited partnership interest.

                          SUBSIDIARIES OF THE COMPANY
                                  (Continued)


                                                                                Jurisdiction              % of
                                                                                     of               Voting Stock
                                                                               Incorporation         or Partnership
                                                                                     or              Interest Owned
                            Name of Subsidiary                                  Organization            by Company
                            ------------------                                  ------------          ---------------
 Post-Newsweek Stations, Inc.  . . . . . . . . . . . . . . . . . . . . .            Delaware              100%
         Post-Newsweek Stations, Connecticut, Inc.   . . . . . . . . . .            Delaware              100%
         Post-Newsweek Stations, Florida, Inc.   . . . . . . . . . . . .            Florida               100%
         Post-Newsweek Stations, Houston, Inc.   . . . . . . . . . . . .            Delaware              100%
         Post-Newsweek Stations, Michigan, Inc.    . . . . . . . . . . .            Delaware              100%
                  Pro Am Sports System, Inc.   . . . . . . . . . . . . .            Delaware              100%
         Post-Newsweek Stations, San Antonio, Inc.   . . . . . . . . . .            Delaware              100%
 Robinson Terminal Warehouse Corporation   . . . . . . . . . . . . . . .            Delaware              100%
 Kaplan Educational Centers, Inc.  . . . . . . . . . . . . . . . . . . .            Delaware              100%
         Score Learning Corporation    . . . . . . . . . . . . . . . . .            California            100%
         Stanley H. Kaplan Educational Center of
             Canada Ltd.   . . . . . . . . . . . . . . . . . . . . . . .            Ontario               100%
         Stanley H. Kaplan Educational Center of
             Puerto Rico, Inc.   . . . . . . . . . . . . . . . . . . . .            Puerto Rico           100%
 TechNews, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            Virginia              100%
 The Daily Herald Company  . . . . . . . . . . . . . . . . . . . . . . .            Washington            100%
 WPC Productions, Inc.   . . . . . . . . . . . . . . . . . . . . . . . .            Delaware              100%
 WPC Telecommunications, Inc.  . . . . . . . . . . . . . . . . . . . . .            Delaware              100%
         Moffet, Larson & Johnson, Inc.    . . . . . . . . . . . . . . .            Delaware               71%

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         As permitted by Item 601(b)(21) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as that term is defined in Rule 1-02(v) of Regulation S-X.





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